As filed with the Securities and Exchange Commission on May 14, 1998
                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933


                       CORT BUSINESS SERVICES CORPORATION
               (Exact name of Company as specified in its charter)

       Delaware               4401 Fair Lakes Court            54-1662135
(State of Incorporation)     Fairfax, Virginia 22033        (I.R.S. Employer
                              (Address of principal       Identification Number)
                          executive offices) (Zip Code)


                       CORT BUSINESS SERVICES CORPORATION
                  1995 STOCK-BASED INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)

                              Frances Ann Ziemniak
                             Vice President-Finance,
                      Chief Financial Officer and Secretary
                       CORT Business Services Corporation
                              4401 Fair Lakes Court
                             Fairfax, Virginia 22033
                     (Name and address of agent for service)

                                 (703) 968-8500
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                     Attention: Christopher G. Karras, Esq.

                         CALCULATION OF REGISTRATION FEE


                                           Proposed    Proposed
Title of                                   maximum     maximum
securities                Amount           offering    aggregate    Amount of
to be                      to be           price per   offering    registration
registered               registered        share(1)    price(1)        fee
--------------------------------------------------------------------------------
Common Stock, par
  value $.01 per share   632,573 shares    $39.9375    $25,263,384   $7,453
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $39.9375 per share, the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on May 11, 1998.

This Registration Statement relates to Registration Statement No. 333-15611 and is being filed pursuant to General Instruction E of Form S-8 in order to register additional securities of the same class as other securities for which a Registration Statement filed on this form relating to the same employee benefit plan is effective.

INFORMATION REQUIRED PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8

         On November 5, 1996, the Registrant filed a Registration Statement on Form S-8, Registration Statement No. 333-15611, to register 577,427 shares of Common Stock which were issuable under the Registrant's 1995 Stock-Based Incentive Compensation Plan. The contents of Registration Statement No. 333-15611 are hereby incorporated by reference, except that the 1995 Stock-Based Incentive Compensation Plan was amended and restated on July 25, 1995. The 1995 Stock-Based Incentive Compensation Plan, as amended and restated, is incorporated by reference to Exhibit 10.17 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997. The Registrant is now filing this separate Registration Statement to register an additional 632,573 shares of common stock which may be issued under the 1995 Stock-Based Incentive Compensation Plan.

                                   SIGNATURES

         The Company. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax and Commonwealth of Virginia on May 14, 1998.


                                              CORT BUSINESS SERVICES CORPORATION



                                              By /s/ Frances Ann Ziemniak
                                                 -------------------------------
                                                 Frances Ann Ziemniak
                                                 Vice President-Finance,
                                                 Chief Financial Officer
                                                 and Secretary


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes Paul N. Arnold, Frances Ann Ziemniak, and each of them, his or her true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him or her in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                        Date
---------                                 -----                        ----
/s/ Paul N. Arnold               President and Chief                May 14, 1998
----------------------------     Executive Officer (principal
Paul N. Arnold                   executive officer) and Director


/s/ Frances Ann Ziemniak         Vice President-Finance,            May 14, 1998
----------------------------     Chief Financial Officer and
Frances Ann Ziemniak             Secretary (principal financial
                                 and accounting officer)


/s/ Keith E. Alessi              Director                           May 14, 1998
----------------------------
Keith E. Alessi



Signature                                 Title                        Date
---------                                 -----                        ----
/s/ Bruce C. Bruckmann           Director                           May 14, 1998
----------------------------
Bruce C. Bruckmann



/s/ Michael A. Delaney           Director                           May 14, 1998
----------------------------
Michael A. Delaney



/s/ Charles M. Egan              Director                           May 14, 1998
----------------------------
Charles M. Egan



/s/ Gregory B. Maffei            Director                           May 14, 1998
----------------------------
Gregory B. Maffei



/s/ James A. Urry                Director                           May 14, 1998
----------------------------
James A. Urry


                                  EXHIBIT INDEX
                                  -------------


Exhibit No.   Document
-----------   --------

4.1 Amended and Restated CORT Business Services 1995 Stock Based Incentive Compensation Plan, filed as Exhibit 10.17 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, is incorporated herein by reference.

5.1 Opinion of Dechert Price & Rhoads as to the legality of securities being registered.

23.1           Consent of KPMG Peat Marwick LLP.



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